


                                                                       EXECUTION

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                          AURORA LOAN SERVICES INC.,

                                  as Servicer



         LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,

                                  as a Seller


                          LEHMAN BROTHERS BANK, FSB,


                                  as a Seller


                                      and


                          AURORA LOAN SERVICES INC.,

                              as Master Servicer


                         -----------------------------


                     Structured Asset Securities Corporation
               Mortgage Pass-Through Certificates, Series 2001-17


                              SERVICING AGREEMENT

                         Dated as of November 1, 2001


                         -----------------------------



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                               TABLE OF CONTENTS

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
                                                                                                               Page
                                                                                                               ----
                            ARTICLE I. DEFINITIONS


 ARTICLE II. SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING RESPONSIBILITIES
Section 2.01          Contract for Servicing; Possession of Servicing Files. 12
Section 2.02          Books and Records. 13

                                  ARTICLE III. SERVICING OF THE MORTGAGE LOANS 14

Section 3.01          Servicer to Service........................................................................14
Section 3.02          Collection of Mortgage Loan Payments.......................................................16
Section 3.03          Establishment of and Deposits to Custodial Account.........................................16
Section 3.04          Permitted Withdrawals From Custodial Account...............................................17
Section 3.05          Establishment of and Deposits to Escrow Account............................................18
Section 3.06          Permitted Withdrawals From Escrow Account..................................................19
Section 3.07          Maintenance of PMI Policy and/or LPMI Policy; Claims.......................................20
Section 3.08          Fidelity Bond and Errors and Omissions Insurance...........................................21
Section 3.09          Notification of Adjustments................................................................21
Section 3.10          Completion and Recordation of Assignments of Mortgage and FHA and VA Change
                      Notices....................................................................................21
Section 3.11          Protection of Accounts.....................................................................22
Section 3.12          Title, Management and Disposition of REO Property..........................................22
Section 3.13          Real Estate Owned Reports..................................................................24
Section 3.14          MERS.......................................................................................24
Section 3.15          [Reserved.]................................................................................25

                                      ARTICLE IV. PAYMENTS TO MASTER SERVICER

Section 4.01          Remittances................................................................................25
Section 4.02          Statements to Master Servicer..............................................................25
Section 4.03          Monthly Advances by Servicer...............................................................26

                                      ARTICLE V. GENERAL SERVICING PROCEDURES

Section 5.01          Servicing Compensation.....................................................................27
Section 5.02          Annual Audit Report........................................................................27
Section 5.03          Annual Officer's Certificate...............................................................28
Section 5.04          Transfers of Mortgaged Property............................................................28

                              ARTICLE VI. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

Section 6.01          Representations, Warranties and Agreements of the Servicer.................................29



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Section 6.02          Remedies for Breach of Representations and Warranties of the Servicer......................30
Section 6.03          Additional Indemnification by the Servicer; Third Party Claims.............................31

                                             ARTICLE VII. THE SERVICER

Section 7.01          Merger or Consolidation of the Servicer....................................................32
Section 7.02          Limitation on Liability of the Servicer and Others.........................................32
Section 7.03          Limitation on Resignation and Assignment by the Servicer...................................33

                                             ARTICLE VIII. TERMINATION

Section 8.01          Termination for Cause......................................................................34
Section 8.02          Termination Without Cause..................................................................35

                                       ARTICLE IX. MISCELLANEOUS PROVISIONS

Section 9.01          Successor to the Servicer..................................................................36
Section 9.02          Costs......................................................................................38
Section 9.03          Notices....................................................................................38
Section 9.04          Severability Clause........................................................................39
Section 9.05          No Personal Solicitation...................................................................40
Section 9.06          Counterparts...............................................................................40
Section 9.07          Place of Delivery and Governing Law........................................................40
Section 9.08          Further Agreements.........................................................................40
Section 9.09          Intention of the Parties...................................................................40
Section 9.10          Successors and Assigns; Assignment of Servicing Agreement..................................41
Section 9.11          Assignment by the Each Seller..............................................................41
Section 9.12          Amendment..................................................................................41
Section 9.13          Waivers....................................................................................41
Section 9.14          Exhibits...................................................................................42
Section 9.15          General Interpretive Principles............................................................42
Section 9.16          Reproduction of Documents..................................................................42




                              EXHIBITS & SCHEDULES

EXHIBIT A             Mortgage Loan Schedule
EXHIBIT B             Custodial Account Letter Agreement
EXHIBIT C             Escrow Account Letter Agreement



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                              SERVICING AGREEMENT


         THIS SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of November, 2001, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), LEHMAN BROTHERS SAVINGS BANK, a federal savings bank (the "Bank") (Lehman Capital and the Bank shall collectively be referred to herein as the "Seller"), AURORA LOAN SERVICES INC., a Delaware corporation ("the Servicer"), and AURORA LOAN SERVICES INC., as Master Servicer under the Trust Agreement (as defined herein) recites and provides as follows:

                                   RECITALS

         WHEREAS, the Servicer and the Bank are parties to a Flow Servicing Agreement, dated as of August 31, 1999 (the "Bank Flow Servicing Agreement"), pursuant to which the Servicer services certain residential, fixed rate mortgage loans identified on Exhibit A hereto (the "Bank Mortgage Loans").

         WHEREAS, the Servicer and Lehman Capital are parties to a Flow Servicing Agreement, dated as of February 15, 2000 (the "Lehman Capital Flow Servicing Agreement," and together with the Bank Flow Servicing Agreement, the "Flow Servicing Agreement"), pursuant to which the Servicer services certain residential, fixed rate mortgage loans identified in Exhibit A hereto (the "Lehman Capital Mortgage Loans," and together with the Bank Mortgage Loans, the "Mortgage Loans").

         WHEREAS, each Seller (with respect to its related Mortgage Loans) has conveyed such Mortgage Loans on a servicing-retained basis to Structured Asset Securities Corporation (the "Depositor"), which in turn has conveyed the Mortgage Loans to Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee") under a trust agreement dated as of November 1, 2001 (the "Trust Agreement"), among the Trustee, Aurora Loan Services Inc., as master servicer (together with any successor Master Servicer appointed pursuant to the provisions of the Trust Agreement, the "Master Servicer"), and the Depositor.

         WHEREAS, from time to time certain other of the mortgage loans conveyed by the Depositor to the Trustee under the Trust Agreement on the Closing Date and serviced by other servicers will subsequent to the Closing Date be transferred to the Servicer for servicing under this Agreement and Exhibit A hereto will be amended to include such mortgage loans which will then be "Mortgage Loans" under this Agreement.

         WHEREAS, each Seller (with respect to its related Mortgage Loans) desires that the Servicer service the Mortgage Loans pursuant to this Agreement, and the Servicer has agreed to do so, subject to the right of each Seller (with respect to its related Mortgage Loans) and of the Master Servicer to terminate the rights and obligations of the Servicer hereunder at any time and to the other conditions set forth herein.

         WHEREAS, each Seller (with respect to its related Flow Servicing Agreement ) and the Servicer agree that the provisions of the related Flow Servicing Agreement shall not apply to such related Mortgage Loans for so long as such related Mortgage Loans remain subject to the provisions of the Trust Agreement;

         WHEREAS, the Master Servicer shall be obligated under the Trust Agreement, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Servicing Agreement.

         WHEREAS, each Seller (with respect to its related Mortgage Loans) and the Servicer acknowledge and agree that each Seller (with respect to its related Mortgage Loans) will assign all of its rights and delegate all of its obligations hereunder (excluding such Seller's rights and obligations as owner of the servicing rights relating to its related Mortgage Loans) to the Trustee, and that each reference herein to the Seller is intended, unless otherwise specified, to mean each Seller (with respect to its related Mortgage Loans) or the Trustee, as assignee, whichever is the owner of the Mortgage Loans from time to time.

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Seller (with respect to its related Mortgage Loans) and the Servicer hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

         The following terms are defined as follows (except as otherwise agreed in writing by the parties):

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

         Act: The National Housing Act, as amended from time to time.

         Adjustable Rate Mortgage Loan: A Mortgage Loan serviced pursuant to this Agreement under which the Mortgage Interest Rate is adjusted from time to time in accordance with the terms and provisions of the Mortgage Note.

         Aggregate Loan Balance: At any date of determination, the outstanding principal balance of the Mortgage Loans serviced hereunder.

         Agreement: This Servicing Agreement and all amendments hereof and supplements hereto.

         Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, Prepayment Penalty Amounts, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

         Appraised Value: The value set forth in an appraisal made in connection with the origination or the refinance of the related Mortgage Loan as the value of the Mortgaged Property.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

         Best Efforts: Efforts determined to be reasonably diligent by each Seller (with respect to its related Mortgage Loans) or the Servicer, as the case may be, in its sole discretion. Such efforts do not require either Seller (with respect to its related Mortgage Loans) or the Servicer, as the case may be, to enter into any litigation, arbitration or other legal or quasi-legal proceeding, nor do they require either Seller (with respect to its related Mortgage Loans) or the Servicer, as the case may be, to advance or expend fees or sums of money in addition to those specifically set forth in this Agreement.

         Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the States of New York, Colorado and Maryland are authorized or obligated by law or executive order to be closed.

         Certificates: Any or all of the Certificates issued pursuant to the Trust Agreement.

         Closing Date: November 30, 2001.

         Code: The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

         Condemnation Proceeds: All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

         Conventional Loan: A conventional residential first or second lien fixed or adjustable rate Mortgage Loan that is neither FHA insured nor VA guaranteed.

         Costs: For any Person, any claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses of such Person.

         Custodial Account: The separate account or accounts created and maintained pursuant to Section 3.03.

         Custodial Agreement: The custodial agreements relating to custody of certain of the Mortgage Loans, between (i) LaSalle Bank N.A., and the Trustee,
(ii) US Bank Trust National Association and the Trustee, and (iii) Bankers Trust Company of California, N.A. and the Trustee, each dated November 1, 2001.

         Custodians: Both LaSalle Bank N.A. and US Bank Trust National Association and their respective successors.

         Cut-off Date: November 1, 2001.

         Determination Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or, if such 15th day is not a Business Day, the next succeeding Business Day.

         Depositor: Structured Asset Securities Corporation, or any successor in interest.

         Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the immediately succeeding month.

         Due Period: With respect to each Remittance Date, the period commencing on the second day of the month immediately preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

         Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

         (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America ("Direct Obligations");

         (ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

         (iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, FNMA or FHLMC with any registered broker/dealer subject to Securities Investors' Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

         (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Aggregate Loan Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

         (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

         (vi) a Qualified GIC;

         (vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

         (viii) any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment,
(A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by any Rating Agency of any of the Certificates. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time.

         provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

     Errors and Omissions Insurance: Errors and Omissions Insurance to be maintained by the Servicer in accordance with the FNMA Guides.

     Escrow Account: The separate account or accounts created and maintained pursuant to Section 3.05.

     Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

     Event of Default: Any event set forth in Section 8.01.

     FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

     FHA: The Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

     FHA Approved Mortgagee: A corporation or institution approved as a mortgagee by FHA under the Act and applicable HUD regulations, and eligible to own and service mortgage loans such as the FHA Loans.

     FHA Insurance Contract: The contractual obligation of FHA respecting the insurance of a Mortgage Loan.

     FHA Loan: A residential Mortgage Loan that, as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of such substitution), is the subject of an FHA Insurance Contract as evidenced by a mortgage insurance contract.

     FHA Mortgage Insurance: Mortgage insurance authorized under the Act and provided by the FHA.

     FHA Regulations: Regulations promulgated by HUD under the National Housing Act, codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

     FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

     Fidelity Bond: A fidelity bond to be maintained by the Servicer in accordance with the FNMA Guides.

     Fitch: Fitch, Inc., or any successor in interest.

     Fixed Rate Mortgage Loan: Any individual Mortgage Loan serviced pursuant to this Agreement as to which the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

     FNMA: The Federal National Mortgage Association, or any successor thereto.

     FNMA Guides: The FNMA Selling Guide and the FNMA Servicing Guide and all amendments or additions thereto.

     GNMA: The Government National Mortgage Association, or any successor thereto.

     HUD: The Department of Housing and Urban Development, or any federal agency or official thereof which may from time to time succeed to the functions thereof with regard to FHA Mortgage Insurance. The term "HUD," for purposes of this Agreement, is also deemed to include subdivisions thereof such as the FHA and GNMA.

     Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property including FHA insurance proceeds, VA guaranty proceeds and proceeds of any PMI Policy or LPMI Policy.

     Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

     LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

     LPMI Loan: A Mortgage Loan with an LPMI Policy, as set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

     LPMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the Mortgage Loan Schedule or otherwise identified to the Servicer in writing.

     Master Servicer: Aurora Loan Services Inc., or any successor in interest, or if any successor master servicer shall be appointed as provided in the Trust Agreement, then such successor master servicer.

     MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

     MERS Eligible Mortgage Loan: Any Mortgage Loan that has been designated by the Servicer as recordable in the name of MERS.

     MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note.

     Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that
(i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determinations.

     Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

     Moody's: Moody's Investors Service, or any successor in interest.

     Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

     Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in the FNMA Guides.

     Mortgage Interest Rate: The annual rate of interest borne on a Mortgage
Note.

     Mortgage Loan: An individual Mortgage Loan that is the subject of this Agreement, each Mortgage Loan subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

     Mortgage Loan Remittance Rate: With respect to each Mortgage Loan, the annual rate of interest remitted to the Master Servicer, which shall be equal to the Mortgage Interest Rate minus the applicable Servicing Fee.

     Mortgage Loan Schedule: A schedule of the Mortgage Loans setting forth information with respect to such Mortgage Loans (including any MERS identification number (if available) with respect to each MERS Mortgage Loan or MERS Eligible Mortgage Loan), attached hereto as Exhibit A, which may be amended from time to time to include additional mortgage loans which are transferred to the Servicer by a Prior Servicer in a Servicing Transfer.

         Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

         Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

         Mortgagor: The obligor on a Mortgage Note.

         Net Sale Proceeds: The proceeds from the sale of REO Property, net of all expenses incurred by the Servicer in connection with such sale, including, without limitation, legal fees and expenses, referral fees, brokerage commissions, conveyance taxes and any other related expense.

         Non-MERS Eligible Mortgage Loan: Any Mortgage Loan other than a MERS Eligible Mortgage Loan.

         Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

         Opinion of Counsel: A written opinion of counsel, who may be an employee of the Servicer, reasonably acceptable to either Seller (with respect to its related Mortgage Loans), but which must be independent outside counsel with respect to any such opinion of counsel concerning (i) the non-recordation of Mortgage Loans pursuant to Section 2.02 hereof and (ii) federal income tax matters.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         PMI Policy: A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

         Prepayment Interest Shortfall Amount: With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan's Due Date in such Due Period, the amount of interest (net the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

         Prepayment Penalty Amount: With respect to any Remittance Date, all premiums or charges paid by the obligors under the Mortgage Notes due to Principal Prepayments collected by the Servicer during the immediately preceding Prepayment Period.

         Prepayment Period: With respect to any Remittance Date and any full or partial Principal Prepayment, the calendar month immediately preceding the month of such Remittance Date.

         Prime Rate: The prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

         Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note.

         Prior Servicer: Any prior servicer (other than the Servicer) of any of the Mortgage Loans.

         Qualified Depository: Any of (i) a depository the accounts of which are insured by the FDIC and the debt obligations of which are rated AA (or its equivalent) or better by each Rating Agency; (ii) the corporate trust department of any bank the debt obligations of which are rated at least A-1 or its equivalent by each Rating Agency; or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

         Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA, FHLMC and GNMA.

         Rating Agency: Each of Moody's, Fitch and S&P.

         Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of the interest collectible thereon as a result of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Due Period is less than the interest accrued thereon for the applicable one-month period at the Mortgage Interest Rate without giving effect to such reduction.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         Remittance Date: The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds: All amounts received with respect to an REO Disposition pursuant to Section 3.12.

         REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Trustee through foreclosure or by deed in lieu of foreclosure, pursuant to Section 3.12.

         Retained Interest: The meaning set forth in the Trust Agreement.

         Retained Interest Holder: The meaning set forth in the Trust
Agreement.

         Retained Interest Rate: The meaning set forth in the Trust Agreement.

         Servicer: Aurora Loan Services Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement as herein provided.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or administrative or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rents and other charges which are or may become a lien upon the Mortgaged Property, and PMI Policy premiums and fire and hazard insurance coverage, (e) any losses sustained by the Servicer with respect to the liquidation of the Mortgaged Property and (f) compliance with the obligations pursuant to the provisions of the FNMA Guides.

         Servicing Fee: An amount equal to the sum of one-twelfth the product of (i) a rate per annum equal to 0.25% and (ii) the outstanding principal balance of such Mortgage Loan. The obligation of the Trustee to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of such Monthly Payment collected by the Servicer, or as otherwise provided under this Agreement.

         Servicing File: The items pertaining to a particular Mortgage Loan including, but not limited to, the computer files, data disks, books, records, data tapes, notes, and all additional documents generated as a result of or utilized in originating and/or servicing each Mortgage Loan, which are held in trust for the Trustee by the Servicer.

         Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Master Servicer or either Seller (with respect to its related Mortgage Loans) upon request, as such list may from time to time be amended.

         Servicing Transfer: Any transfer of the servicing by a Prior Servicer of Mortgage Loans to the Servicer under this Agreement.

         Servicing Transfer Date: The date on which a Servicing Transfer occurs.

         S&P: Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc.

         Trust Agreement: The Trust Agreement dated as of November 1, 2001, among the Trustee, the Master Servicer and the Depositor.

         Trust Fund: The trust fund established by the Trust Agreement, the assets of which consist of the Mortgage Loans and any related assets.

         Trustee: Wells Fargo Bank Minnesota, N.A., or any successor in interest, or if any successor trustee or co-trustee shall be appointed as provided in the Trust Agreement, then such successor trustee or such co-trustee, as the case may be.

         VA: The Veterans Administration, an agency of the United States of America, or any successor thereto including the Administrator of Veterans Affairs.

         VA Approved Lender: Those lenders which are approved by the VA to act as a lender in connection with the origination of VA Loans.

         VA Loan: A Mortgage Loan that, as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan, as of the date of such substitution), is the subject of a VA Loan Guaranty Agreement as evidenced by a Loan Guaranty Certificate, or a Mortgage Loan which is a vendee loan sold by the VA.

         VA Loan Guaranty Agreement: The obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen's Readjustment Act, as amended.

         VA Loan Guaranty Certificate: The certificate evidencing a VA Loan Guaranty Agreement.

         VA Regulations: Regulations promulgated by the Veteran's
Administration pursuant to the Servicemen's Readjustment Act, as amended, codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including related Handbooks, Circulars and Notices.

         Any capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Trust Agreement.

                                 ARTICLE II.
             SELLER'S ENGAGEMENT OF SERVICER TO PERFORM SERVICING
                               RESPONSIBILITIES

      Section 2.01 Contract for Servicing; Possession of Servicing Files.

         Each Seller (with respect to its related Mortgage Loans), by execution and delivery of this Agreement, does hereby contract with the Servicer, subject to the terms of this Agreement, for the servicing of the Mortgage Loans. On or before the Closing Date or Servicing Transfer Date, as applicable, each Seller (with respect to its related Mortgage Loans) shall cause to be delivered the Servicing Files with respect to its related Mortgage Loans listed on the Mortgage Loan Schedule to the Servicer. Each Servicing File delivered to a Servicer shall be held in trust by such Servicer for the benefit of the Trustee; provided, however, that the Servicer shall have no liability for any Servicing Files (or portions thereof) not delivered by each Seller (with respect to its related Mortgage Loans). The Servicer's possession of any portion of the Mortgage Loan documents shall be at the will of the Trustee for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and such retention and possession by the Servicer shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Servicing File shall be vested in the Trustee and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee and shall be retained and maintained, in trust, by the Servicer at the will of the Trustee in such custodial capacity only. The portion of each Servicing File retained by the Servicer pursuant to this Agreement shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the related Mortgage Loan by the Trustee. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement.

        Section 2.02 Books and Records.

         (a) Subject to Section 3.01(a) hereof, as soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause the Mortgage or Assignment of Mortgage, as applicable, with respect to each MERS Eligible Mortgage Loan, to be properly recorded in the name of MERS in the public recording office in the applicable jurisdiction, or shall ascertain that such have previously been so recorded.

         (b) Subject to Section 3.01(a) hereof, an Assignment of Mortgage in favor of the Trustee shall be recorded as to each Non-MERS Mortgage Loan unless instructions to the contrary are delivered to the Servicer, in writing, by the Trustee. Subject to the preceding sentence, as soon as practicable after the Closing Date or Servicing Transfer Date, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable recording office), the Servicer, at the expense of the Depositor, shall cause to be properly recorded in each public recording office where such Non-MERS Eligible Mortgage Loans are recorded each Assignment of Mortgage.

         (c) Additionally, the Servicer shall prepare and execute, at the direction of the Trustee, any note endorsements relating to any of the Non-MERS Mortgage Loans.

         (d) All rights arising out of the Mortgage Loans shall be vested in the Trustee, subject to the Servicer's right to service and administer the Mortgage Loans hereunder in accordance with the terms of this Agreement. All funds received on or in connection with a Mortgage Loan, other than the Servicing Fee and other compensation to which the Servicer is entitled as set forth herein, including but not limited to in Section 5.01 below, shall be received and held by the Servicer in trust for the benefit of the Trustee pursuant to the terms of this Agreement.

                                 ARTICLE III.
                        SERVICING OF THE MORTGAGE LOANS


         Section 3.01 Servicer to Service.

         The Servicer, as an independent contractor, shall service and administer the Mortgage Loans from and after the Closing Date or Servicing Transfer Date, as applicable, and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices, including taking all actions that a mortgagee is permitted or required to take by the FHA or VA, with respect to any FHA Loans or VA Loans, as the case may be. Except as set forth in this Agreement, the Servicer shall service the Mortgage Loans in strict compliance with the servicing provisions related to the FNMA MBS Program (Special Servicing Option) of the FNMA Guides, which include, but are not limited to, provisions regarding the liquidation of Mortgage Loans, the collection of Mortgage Loan payments, the payment of taxes, insurance and other charges, the maintenance of hazard insurance, the maintenance of Mortgage Impairment Insurance Policies, the maintenance of Fidelity Bond and Errors and Omissions Insurance, inspections, the restoration of Mortgaged Property, the maintenance of PMI Policies, insurance claims, the title, management and disposition of REO Property, permitted withdrawals with respect to REO Property, REO reports, liquidation reports, and reports of foreclosures and abandonments of Mortgaged Property, the transfer of Mortgaged Property, the release of Mortgage Loan documents, annual statements, and examination of records and facilities. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the each Seller (with respect to its related Mortgage Loans), the Master Servicer and the Servicer.

         Each Seller (with respect to its related Mortgage Loans) and the Servicer additionally agree as follows:

         (a) The Servicer shall (A) record or cause to be recorded the Mortgage or the Assignment of Mortgage, as applicable, with respect to all MERS Eligible Mortgage Loans, in the name of MERS, or shall ascertain that such have previously been so recorded; (B) prepare or cause to be prepared all Assignments of Mortgage with respect to all Non-MERS Eligible Mortgage Loans;
(C) record or cause to be recorded, subject to Section 2.02(b) hereof, all Assignments of Mortgage with respect to Non-MERS Mortgage Loans in the name of the Trustee; (D) pay the recording costs pursuant to Section 2.02 hereof; and/or (E) track such Mortgages and Assignments of Mortgage to ensure they have been recorded. The Servicer shall be entitled to be paid by each Seller (with respect to its related Mortgage Loans) the fees for the preparation and recordation of the Mortgages and Assignments of Mortgage. After the expenses of such recording costs pursuant to Section 2.02 hereof shall have been paid by the Servicer, the Servicer shall submit to the Depositor a reasonably detailed invoice for reimbursement of recording costs it incurred hereunder.

         (b) The Servicer shall, in accordance with the relevant provisions of the Cranston-Gonzales National Affordable Housing Act of 1990, as the same may be amended from time to time, and the regulations provided in accordance with the Real Estate Settlement Procedures Act, provide notice to the Mortgagor of each Mortgage of the transfer of the servicing thereto to the Servicer.

         (c) The Servicer shall be responsible for the preparation of and costs associated with notifications to Mortgagors of the assumption of servicing by the Servicer.

         Consistent with the terms of this Agreement, the Servicer may waive any late payment charge, assumption fee or other fee that may be collected in the ordinary course of servicing the Mortgage Loans. The Servicer shall not make any future advances to any obligor under any Mortgage Loan, and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) the Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Servicer shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, make a Monthly Advance in accordance with
Section 4.03, in an amount equal to the difference between (a) such month's principal and one month's interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Servicer shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 4.03. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Trustee, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Upon the request of the Servicer, the Trustee shall execute and deliver to the Servicer any powers of attorney and other documents, furnished to it by the Servicer and reasonably satisfactory to the Trustee, necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement. Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Servicer shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension. Notwithstanding anything to the contrary contained in this Servicing Agreement, the Servicer shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under
Section 860F(a) or Section 860G(d) of the Code.

         Notwithstanding anything to the contrary in this Agreement, the Servicer shall not (unless the Servicer determines, in its own discretion, that there exists a situation of extreme hardship to the Mortgagor), waive any premium or penalty in connection with a prepayment of principal of any Mortgage Loan, and shall not consent to the modification of any Mortgage Note to the extent that such modification relates to payment of a prepayment premium or penalty.

         In servicing and administering any FHA Loans or VA Loans, the Servicer shall comply strictly with the National Housing Act and the FHA Regulations, the Servicemen's Readjustment Act, the VA Regulations and administrative guidelines issued thereunder or pursuant thereto, and, to the extent permitted hereunder, promptly discharge all of the obligations of the mortgagee thereunder and under each Mortgage including the payment of any fees, premiums and charges and the timely giving of notices.

         In servicing and administering the Mortgage Loans, the Servicer shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, the FNMA Guides, the FHA Regulations and the VA Regulations, and the Master Servicer's and each Seller's reliance on the Servicer.

         Section 3.02 Collection of Mortgage Loan Payments.

         Continuously from the Closing Date or Servicing Transfer Date, as applicable, until the date each Mortgage Loan ceases to be subject to this Agreement, the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

         Section 3.03 Establishment of and Deposits to Custodial Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. The Custodial Account shall be established with a Qualified Depository. Any funds deposited in the Custodial Account may be invested in Eligible Investments subject to the provisions of Section 3.11 hereof. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 3.04. The creation of any Custodial Account shall be evidenced by a letter agreement in the form of Exhibit B. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

         The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Closing Date or Servicing Transfer Date, as applicable:

         (i) all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

         (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

         (iii) all Liquidation Proceeds;

         (iv) all Insurance Proceeds;

         (v) all Condemnation Proceeds that are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor;

         (vi) any Prepayment Interest Shortfall Amount;

         (vii) all Advances made by the Servicer pursuant to Section 4.03;

         (viii) any amounts required to be deposited by the Servicer in connection with the deductible clause in any blanket hazard insurance policy;

         (ix) any amounts received with respect to or related to any REO Property or REO Disposition Proceeds; and

         (x) any other amount required hereunder to be deposited by the Servicer in the Custodial Account.

         Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.04. Additionally, any other benefit derived from the Custodial Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer.

         Section 3.04 Permitted Withdrawals From Custodial Account.

         The Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

         (i) to make payments to the Master Servicer in the amounts and in the manner provided for in Section 4.01;

         (ii) with respect to each LPMI Loan, in the amount of the related LPMI Fee, to make payments with respect to premiums for LPMI Policies;

         (iii) in the event the Servicer has elected not to retain the Servicing Fee out of any Mortgagor payments on account of interest or other recovery of interest with respect to a particular Mortgage Loan (including late collections of interest on such Mortgage Loan, or interest portions of Insurance Proceeds or Liquidation Proceeds) prior to the deposit of such Mortgagor payment or recovery in the Custodial Account, to pay to itself the related Servicing Fee from all such Mortgagor payments on account of interest or other such recovery for interest with respect to that Mortgage Loan;

         (iv) to pay itself investment earnings on funds deposited in the Custodial Account;

         (v) to clear and terminate the Custodial Account upon the termination of this Agreement;

         (vi) to transfer funds to another Qualified Depository in accordance with Section 3.11 hereof;

         (vii) to invest funds in certain Eligible Investments in accordance with Section 3.11 hereof;

         (viii) to reimburse itself for Monthly Advances of the Servicer's funds made pursuant to Section 4.03, the Servicer's right to reimburse itself pursuant to this subclause (viii) with respect to any Mortgage Loan being limited to amounts received on or in respect of the related Mortgage Loan which represent late recoveries of payments of principal or interest with respect to which a Monthly Advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund, provided, however, that following the final liquidation of a Serviced Mortgage Loan, the Servicer may reimburse itself for previously unreimbursed Monthly Advances in excess of Liquidation Proceeds or Insurance Proceeds with respect to such Serviced Mortgage Loan from any funds in the Trust Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund. The Servicer may recover at any time from amounts on deposit in the Custodial Account the amount of any Monthly Advances that the Servicer deems nonrecoverable or that remain unreimbursed to the Servicer from related Liquidation Proceeds after the final liquidation of the Serviced Mortgage Loan. In addition, the Servicer may, at any time, withdraw from the Trust Custodial Account funds that were not included in the Total Available Amount (as defined in the Trust Agreement) for the preceding Distribution Date to reimburse itself for Monthly Advances previously made by the Servicer; and

         (ix) to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Servicer's right to reimburse itself pursuant to this subclause (ix) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and other amounts received in respect of the related REO Property, and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer's right thereto shall be prior to the rights of the Trust Fund.

         Section 3.05 Establishment of and Deposits to Escrow Account.

         The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled as directed by the Master Servicer. The Escrow Accounts shall be established with a Qualified Depository in a manner that shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Servicer in accordance with Section 3.06. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit C. A copy of such certification or letter agreement shall be furnished to the Master Servicer and, upon request, to any subsequent owner of the Mortgage Loans.

         The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

         (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

         (ii) all amounts representing Insurance Proceeds or Condemnation Proceeds that are to be applied to the restoration or repair of any Mortgaged Property.

         The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in
Section 3.06. The Servicer shall retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. Additionally, any other benefit derived from the Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage insurance, etc. shall accrue to the Servicer. To the extent required by law, the Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         Section 3.06 Permitted Withdrawals From Escrow Account.

         Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

         (i) to effect timely payments of ground rents, taxes, assessments, water rates, sewer rents, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

         (ii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

         (iii) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

         (iv) for application to restoration or repair of the Mortgaged Property in accordance with the FNMA Guides;

         (v) for transfer to the Custodial Account of fire and hazard insurance proceeds and Escrow Payments with respect to any FHA Loan or VA Loan, where the FHA or the VA, respectively, has directed application of funds as a credit against the proceeds of the FHA Insurance Contract or VA Loan Guaranty Agreement;

         (vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

         (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

         Section 3.07 Maintenance of PMI Policy and/or LPMI Policy; Claims.

         The Servicer shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, PMI Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time. The Servicer shall be obligated to make premium payments with respect to (a) LPMI Policies, and (b) if the Mortgagor fails to pay any PMI Policy premium, such PMI Policy.

         With respect to each Mortgage Loan (other than LPMI Loans) with a loan to value ratio at origination in excess of 80%, the Servicer shall maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a PMI Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

         With respect to LPMI Loans, the Servicer shall maintain in full force and effect the related LPMI Policy, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Servicer shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy. Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 3.04. In the event that such LPMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. The Servicer shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into with respect to a Mortgage Loan, the Servicer shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement LPMI Policy as provided above.

         In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Servicer under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.04.

         Section 3.08 Fidelity Bond and Errors and Omissions Insurance.

         The Servicer shall keep in force during the term of this Agreement a Fidelity Bond and Errors and Omissions Insurance. Such Fidelity Bond and Errors and Omissions Insurance shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller-servicer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. The Servicer shall furnish to the Master Servicer a copy of each such bond and insurance policy if (i) the Master Servicer so requests and (ii) the Servicer is not an affiliate of Lehman Brothers Inc. at the time of such request.

         Section 3.09 Notification of Adjustments.

         With respect to each Adjustable Rate Mortgage Loan, the Servicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly Payment on the related mortgage payment adjustment date, if applicable, in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Servicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments. The Servicer shall promptly, upon written request therefor, deliver to the Master Servicer such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Servicer or the receipt of notice from the Master Servicer that the Servicer has failed to adjust a Mortgage Interest Rate or Monthly Payment in accordance with the terms of the related Mortgage Note, the Servicer shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused thereby.

         Section 3.10 Completion and Recordation of Assignments of Mortgage and FHA and VA Change Notices.

         As soon as practicable after the Closing Date, the Servicing Transfer Date or the date on which a Qualifying Substitute Mortgage Loan is delivered pursuant to Section 2.05 of the Trust Agreement, as applicable (but in no event more than 90 days thereafter except to the extent delays are caused by the applicable government agency), the Servicer shall cause the endorsements on the Mortgage Note (if applicable), the Assignments of Mortgage (subject to Section 3.01(a)), the assignment of security agreement and the HUD form 92080 Mortgage Record Change with respect to all FHA Loans to be completed in the name of the Trustee (or

MERS, as applicable), and shall give notice to the VA of a transfer of insurance credits, if applicable, with respect to VA Loans on the form prescribed by the VA.

         Section 3.11 Protection of Accounts.

         The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Master Servicer, which consent shall not be withheld unreasonably.

         The Servicer shall bear any expenses, losses or damages sustained by the Master Servicer or the Trustee if the Custodial Account and/or the Escrow Account are not demand deposit accounts.

         Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Servicer be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the "Insured Amount") the Servicer shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Business Day immediately preceding the related Remittance Date, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Servicer) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on the related Remittance Date. Any such Eligible Investment shall be made in the name of the Servicer in trust for the benefit of the Trustee. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Servicer and may be withdrawn at any time by the Servicer. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Servicer out of its own funds immediately as realized.

         Section 3.12 Title, Management and Disposition of REO Property.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Trustee (or MERS, as applicable), or in the event the Trustee is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the "doing business" or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Trustee shall acknowledge in writing that such title is being held as nominee for the Trustee.

         The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

         Notwithstanding anything to the contrary contained in this Section 3.12, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee or the Master Servicer otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Servicer. Upon completion of the inspection, the Servicer shall provide the Trustee and the Master Servicer with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not, without the prior approval of the Trustee, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In such instance, the Trustee shall be deemed to have approved such foreclosure or acceptance of a deed in lieu of foreclosure unless the Trustee notifies the Servicer in writing, within two (2) Business Days after its receipt of written notice of the proposed foreclosure or deed in lieu of foreclosure from the Servicer, that it disapproves of the related foreclosure or acceptance of a deed in lieu of foreclosure. The Servicer shall be reimbursed for all Servicing Advances made pursuant to this paragraph with respect to the related Mortgaged Property from the Custodial Account.

         The Servicer shall use its Best Efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three years after title has been taken to such REO Property, unless (a) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (b) the Servicer determines, and gives an appropriate notice to the Master Servicer to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Servicer shall report monthly to the Master Servicer as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Trustee, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Servicer as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Servicer and Trustee shall be entered into with respect to such purchase money mortgage. Notwithstanding anything herein to the contrary, the Servicer shall not be required to provide financing for the sale of any REO Property.

         The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

         Subject to the approval of the Master Servicer as described in this paragraph, the disposition of REO Property shall be carried out by the Servicer at such price, and upon such terms and conditions, as the Servicer deems to be in the best interests of the Trust Fund. Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer and the Trustee of such offer in writing which notification shall set forth all material terms of said offer (each a "Notice of Sale"). The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within 2 Business Days after its receipt of the related Notice of Sale, that it disapproves of the related sale. With respect to any REO Property, upon a REO Disposition, the Servicer shall be entitled to retain from REO Disposition Proceeds a disposition fee equal to $1,250.

         The Servicer shall withdraw from the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to the FNMA Guides. The Servicer shall make monthly distributions on each Remittance Date to the Master Servicer of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.12 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

         Section 3.13 Real Estate Owned Reports.

         Together with the statement furnished pursuant to Section 4.02, the Servicer shall furnish to the Master Servicer on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Master Servicer shall reasonably request.

         Section 3.14 MERS.

         (a) The Servicer shall take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each MERS Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         (b) The Servicer shall maintain in good standing its membership in MERS. In addition, the Servicer shall comply with all rules, policies and procedures of MERS, including the Rules of Membership, as amended, and the MERS Procedures Manual, as amended.

         (c) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall promptly notify MERS as to any transfer of beneficial ownership or release of any security interest in such Mortgage Loans.

         (d) With respect to all MERS Mortgage Loans serviced hereunder, the Servicer shall notify MERS as to any transfer of servicing pursuant to Section
3.15 or Section 9.01 within 10 Business Days of such transfer of servicing. The Servicer shall cooperate with the Trustee, the Master Servicer and any successor Servicer to the extent necessary to ensure that such transfer of servicing is appropriately reflected on the MERS system.

         Section 3.15 [Reserved.]

                                 ARTICLE IV.
                          PAYMENTS TO MASTER SERVICER


         Section 4.01 Remittances.

         On each Remittance Date the Servicer shall remit by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.04), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to Section 4.03, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds or REO Disposition Proceeds received after the applicable Prepayment Period, which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 3.03(vi), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Due Dates subsequent to the first day of the month in which such Remittance Date occurs, which amounts shall be remitted on the Remittance Date next succeeding the Due Date related to such Monthly Payment.

         With respect to any remittance received by the Master Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus two (2) percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following such Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

         All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

                  The Chase Manhattan Bank
                  New York, New York
                  ABA#: 021-000-021
                  Account Name: Aurora Loan Services Inc.
                                Master Servicing Payment Clearing Account
                  Account Number: 666-611059
                  Beneficiary:  Aurora Loan Services Inc.
                  For further credit to:  SASCO 2001-17

         Section 4.02 Statements to Master Servicer.

         Not later than the tenth calendar day of each month, the Servicer shall furnish to the Master Servicer (a) a monthly remittance advice containing such information in the form of FNMA Form 2010 or such other form as shall be required by the FNMA Guides or by the Master Servicer as to the accompanying remittance and the period ending on the last day of the preceding Determination Date and (b) all such information required pursuant to clause
(a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer. In addition, such monthly remittance advice shall also report with respect to those Mortgage Loans covered by a PMI Policy or an LPMI Policy (a) the amount of claims filed with respect to the covered Mortgage Loans in the preceding Due Period (identified by the certificate number assigned under the policy), (b) the amount of claims paid under the policy for the preceding Due Period and (c) the amount of claims denied (or cancelled) under the policy for the preceding Due Period.

         In addition, not more than 60 days after the end of each calendar year, commencing December 31, 2001, the Servicer shall furnish to each Person who was an owner of the Mortgage Loans at any time during such calendar year as required by applicable law or if not required by applicable law, at the request of such owner as to the aggregate of remittances for the applicable portion of such year.

         Such obligation of the Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Servicer pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

         Beginning with calendar year 2001, the Servicer shall prepare and file any and all tax returns, information statements or other filings for the portion of the tax year 2001 and the portion of subsequent tax years for which the Servicer has serviced some or all of the Mortgage Loans hereunder as such returns, information statements or other filings are required to be delivered to any governmental taxing authority or to the Master Servicer pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Servicer shall provide the Master Servicer with such information concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

         Section 4.03 Monthly Advances by Servicer.

         The Servicer shall make Monthly Advances through the Remittance Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loans.

                                  ARTICLE V.
                         GENERAL SERVICING PROCEDURES


         Section 5.01 Servicing Compensation.

         As consideration for servicing the Mortgage Loans subject to this Agreement, the Servicer shall retain (a) the relevant Servicing Fee for each Mortgage Loan remaining subject to this Agreement during any month and (b) Ancillary Income. In addition, if at any time the Servicer is the Retained Interest Holder with respect to any Mortgage Loans, then the Servicer, as the Retained Interest Holder, shall retain an amount equal to the Retained Interest relating to such Mortgage Loans; provided, that (i) the Trustee shall have no obligation to make payment of the Retained Interest to the Servicer and (ii) the Servicer's right to retain the Retained Interest is limited to (and the Retained Interest may only be retained from) the interest portion (including recoveries with respect to interest from Liquidation Proceeds to the extent permitted by Section 3.02 of this Agreement) of the Monthly Payments collected by the Servicer with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The Servicing Fee shall be payable monthly. The Servicing Fees shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment or as otherwise provided in Section 3.04. The obligation of the Trustee to pay the Servicing Fees is limited as provided in Section 3.04. The aggregate of the Servicing Fees payable to the Servicer for any month with respect to the Mortgage Loans shall be reduced by any Prepayment Interest Shortfall Amount with respect to such month.

         The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

         Section 5.02 Annual Audit Report.

         On or before April 30 of each year, beginning with April 30, 2002, Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to each Seller (with respect to its related Mortgage Loans) and Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such servicer's duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

         Section 5.03 Annual Officer's Certificate.

         On or before April 30 of each year, beginning with April 30, 2002, the Servicer, at its own expense, will deliver to each Seller (with respect to its related Mortgage Loans) and Master Servicer a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

         Section 5.04 Transfers of Mortgaged Property.

         The Servicer shall use its best efforts to enforce any "due-on-sale" provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note; provided that, if in the Servicer's prudent business judgment, it determines that an assumption of the Mortgage Loan is in the best interests of the Trust Fund, it shall deliver notice of such determination to the Master Servicer and may permit such assumption if approved by the Master Servicer. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, so long as the Master Servicer has not consented to an assumption in accordance with the preceding sentence, exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause applicable thereto, provided, however, that the Servicer shall not be required to take such action if the Servicer, in its prudent business judgment, believes it is not in the best interests of the Trust Fund and shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy or LPMI Policy, if any.

         If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if the Master Servicer approves such assumption pursuant to the preceding paragraph, the Servicer shall enter into
(i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the owner of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the owner of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note; provided that no such substitutions should be permitted unless such person satisfies the underwriting criteria of the Servicer and has a credit risk rating at least equal to that of the original Mortgagor. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The Servicer shall notify the Master Servicer that any such assumption or substitution agreement has been contemplated by forwarding to the Master Servicer a copy of such assumption or substitution agreement (indicating the Mortgage File to which it relates). The Servicer shall forward an original copy of such agreement to the Custodian to be held by the Custodian with the other documents related to such Mortgage Loan. The Servicer shall be responsible for recording any such assumption or substitution agreements. In connection with any such assumption or substitution agreement, the Monthly Payment on the related Mortgage Loan shall not be changed but shall remain as in effect immediately prior to the assumption or substitution, the Mortgage Interest
Rate, the stated maturity or the outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any assumption fee collected by the Servicer for entering into an assumption agreement shall be retained by the Servicer as additional servicing compensation. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

                                 ARTICLE VI.
                          REPRESENTATIONS, WARRANTIES
                                AND AGREEMENTS


         Section 6.01 Representations, Warranties and Agreements of the
Servicer.

         The Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to each Seller (with respect to its related Mortgage Loans) as of the Closing
Date:

         (a) Due Organization and Authority. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the terms of this Agreement; the Servicer has the full power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer and all requisite action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

         (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Servicer;

         (c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer's organizational documents or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans;

         (d) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

         (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Servicer which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

         (f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement;

         (g) Ability to Service. The Servicer is an FHA Approved Mortgagee, a VA Approved Lender and an approved seller/servicer of conventional residential mortgage loans for FNMA, FHLMC or GNMA, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to service mortgage loans for the FHA and the VA and either FNMA, FHLMC or GNMA. The Servicer is a member in good standing of the MERS system;

         (h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading; and

         (i) No Commissions to Third Parties. The Servicer has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than each Seller.

         Section 6.02 Remedies for Breach of Representations and Warranties of the Servicer.

         It is understood and agreed that the representations and warranties set forth in Section 6.01 shall survive the engagement of the Servicer to perform the servicing responsibilities as of the Closing Date or Servicing Transfer Date, as applicable, hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the each Seller (with respect to its related Mortgage Loans) and the Trustee. Upon discovery by either the Servicer, the Master Servicer or either Seller (with respect to its related Mortgage Loans) of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of either Seller (with respect to its related Mortgage Loans) or the Trustee, the party discovering such breach shall give prompt written notice to the other.

         Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section
6.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its Best Efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee's or the Master Servicer's option, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Mortgage Loans) to a successor Servicer. Such assignment shall be made in accordance with Sections 9.01 and 9.02.

         In addition, the Servicer shall indemnify each Seller (with respect to its related Mortgage Loans) and the Master Servicer and hold each of them harmless against any Costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 6.02 constitute the sole remedies of the Master Servicer and the Trustee respecting a breach of the foregoing representations and warranties.

         Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 6.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by either Seller (with respect to its related Mortgage Loans) or by the Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by either Seller (with respect to its related Mortgage Loans) or by the Master Servicer for compliance with this Agreement.

         Section 6.03 Additional Indemnification by the Servicer; Third Party Claims.

         The Servicer shall indemnify each Seller (with respect to its related Mortgage Loans), the Master Servicer and the Trust Fund and hold them harmless against any and all Costs that the indemnified party may sustain in any way related to (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in material compliance with the terms of this Agreement or
(ii) the failure of the Servicer to cause any event to occur which requires its "Best Efforts" under this Agreement. The Servicer shall immediately notify each Seller (with respect to its related Mortgage Loans), the Master Servicer, the Trustee, or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any indemnified party in respect of such claim and follow any written instructions received from such indemnified party in connection with such claim. Each indemnified party, as applicable, promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Servicer's indemnification pursuant to Section 6.02, or the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement. In the event a dispute arises between an indemnified party and the Servicer with respect to any of the rights and obligations of the parties pursuant to this Agreement, and such dispute is adjudicated in a court of law, by an arbitration panel or any other judicial process, then the losing party shall indemnify and reimburse the winning party for all attorney's fees and other costs and expenses related to the adjudication of said dispute.

                                 ARTICLE VII.
                                 THE SERVICER


         Section 7.01 Merger or Consolidation of the Servicer.

         The Servicer shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

         Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person shall be an institution (i) having a net worth of not less than $25,000,000, and (ii) which is a FNMA-, FHLMC-, and GNMA-approved servicer in good standing and an FHA approved Mortgagee and a VA Approved Lender.

         Section 7.02 Limitation on Liability of the Servicer and Others.

         Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to either Seller (with respect to its related Mortgage Loans), the Master Servicer or the Trustee for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the consent of the Master Servicer, undertake any such action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Trust Fund for the reasonable legal expenses and costs of such action.

         Section 7.03 Limitation on Resignation and Assignment by the
Servicer.

         Each Seller has entered into this Agreement with the Servicer in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Servicer shall neither assign its rights under this Agreement or the servicing hereunder nor delegate its duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the each Seller with respect to its related Mortgage Loans and the Master Servicer, which consent, in the case of an assignment of rights or delegation of duties, shall be granted or withheld in the discretion of each Seller with respect to its related Mortgage Loans and the Master Servicer, and which consent, in the case of a sale or disposition of all or substantially all of the property or assets of the Servicer, shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Master Servicer and the Trustee a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of either Seller, the Master Servicer or the Trustee, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Servicer and the Master Servicer or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Master Servicer and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder in the manner provided in Section 9.01.

         Without in any way limiting the generality of this Section 7.03, in the event that the Servicer either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of each Seller (with respect to its related Mortgage Loans) and the Master Servicer, then either Seller (with respect to its related Mortgage Loans) or the Master Servicer shall have the right to terminate this Agreement upon notice given as set forth in Section 8.01, without any payment of any penalty or damages and without any liability whatsoever to the Servicer or any third party.

                                ARTICLE VIII.
                                 TERMINATION


         Section 8.01 Termination for Cause.

         This Agreement shall be terminable at the option of the Lehman Capital, with respect to the Lehman Capital Mortgage Loans, the Bank, with respect to the Bank Mortgage Loans) or the Master Servicer if any of the following events of default exist on the part of the Servicer:

         (i) any failure by the Servicer to remit to the Master Servicer any payment required to be made under the terms of this Agreement which continues unremedied for a period of two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Master Servicer; or

         (ii) failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of 30 days; or

         (iii) failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction, if required by such jurisdiction, where the Mortgaged Properties are located; or

         (iv) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (v) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

         (vi) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

         (vii) the Servicer ceases to meet the qualifications of a FNMA, FHLMC or GNMA lender/servicer or ceases to be an FHA Approved Mortgagee or ceases to be a VA Approved Lender; or

         (viii) the Servicer attempts to assign the servicing of the Mortgage Loans or its right to servicing compensation hereunder or the Servicer attempts to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof, in each case without complying fully with the provisions of Section 7.03.

         In each and every such case, so long as an event of default shall not have been remedied, in addition to whatever rights each Seller (with respect to its related Mortgage Loans) or the Master Servicer may have at law or equity to damages, including injunctive relief and specific performance, either Seller (with respect to its related Mortgage Loans) or the Master Servicer, by notice in writing to the Servicer, may terminate all the rights and obligations of the Servicer under this Agreement and in and to the servicing contract established hereby and the proceeds thereof.

         Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in a successor Servicer appointed by each Seller (with respect to its related Mortgage Loans) and the Master Servicer. Upon written request from either Seller (with respect to its related Mortgage Loans), the Servicer shall prepare, execute and deliver to the successor entity designated by each Seller (with respect to its related Mortgage Loans) any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Servicer's sole expense. The Servicer shall cooperate with each Seller (with respect to its related Mortgage Loans) and the Master Servicer and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         By a written notice, each Seller (with respect to its related Mortgage Loans) and the Master Servicer may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

         Section 8.02 Termination Without Cause.

         This Agreement shall terminate upon: (i) the later of (a) the distribution of the final payment or liquidation proceeds on the last Mortgage Loan to the Master Servicer (or advances by the Servicer for the same), and
(b) the disposition of all REO Property acquired upon foreclosure of the last Mortgage Loan and the remittance of all funds due hereunder, (ii) mutual consent of the Servicer, each Seller (with respect to its related Mortgage Loans) and the Master Servicer in writing or (iii) at the sole discretion of each Seller (with respect to its related Mortgage Loans) (acting in its capacity as owner of the servicing rights relating to the Mortgage Loans). Any such termination pursuant to clause (iii) above shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer and the Servicer by registered mail to the addresses set forth in Section 9.03 of this Agreement (in the case of the Servicer) or in the Trust Agreement (in the case of the Trustee or the Master Servicer). The Servicer shall comply with the termination procedures set forth in Sections 7.03, 8.01 and 9.01 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 8.02. In connection with a termination by either Seller (with respect to its related Mortgage Loans) pursuant to clause (iii) of this Section 8.02, the Servicer will be reimbursed from the Trust Fund, to the extent provided in the Trust Agreement, for all unreimbursed out-of-pocket Servicing Advances, Monthly Advances and Servicing Fees at the time of such transfer of servicing.

                                 ARTICLE IX.
                           MISCELLANEOUS PROVISIONS


         Section 9.01 Successor to the Servicer.

         Simultaneously with the termination of the Servicer's responsibilities and duties under this Agreement (a) pursuant to Sections 6.02, 7.03, 8.01 or 8.02(ii), the Master Servicer shall (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; or
(b) pursuant to a termination under Section 8.02(iii), each Seller (with respect to its related Mortgage Loans) shall appoint a successor having the characteristics set forth in clauses (i) and (ii) of Section 7.01 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement. Any successor to the Servicer shall be subject to the approval of the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall be a member in good standing of the MERS system (if any of the Mortgage Loans are MERS Eligible Mortgage Loans, unless such Mortgage Loans are withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee at the expense of the successor Servicer) and shall be an FHA Approved Mortgagee and a VA Approved Lender. Any approval of a successor servicer by the Master Servicer and, to the extent required by the Trust Agreement, the Trustee, shall, if the successor servicer is not at that time a servicer of other Mortgage Loans for the Trust Fund, be conditioned upon the receipt by the Master Servicer and the Trustee of a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In addition, with respect to any FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD form 92080 or such other form as prescribed by HUD, within 10 days after such transfer of servicing. In connection with such appointment and assumption, the Master Servicer or either Seller (with respect to its related Mortgage Loans), as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree, provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 9.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 6.01 and the remedies available to the Master Servicer and each Seller (with respect to its related Mortgage Loans) under Section
6.02 and 6.03, it being understood and agreed that the provisions of such Sections 6.01, 6.02 and 6.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

         Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement of the Mortgage Notes and related documents, and the preparation and recordation of Assignments of Mortgage. The Servicer shall cooperate with the Trustee, the Master Servicer or either Seller (with respect to its related Mortgage Loans), as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

         Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer, the Master Servicer and each Seller (with respect to its related Mortgage Loans) an instrument (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 6.01 (including a representation that the successor Servicer is a member of MERS, unless none of the Mortgage Loans are MERS Mortgage Loans or MERS Eligible Mortgage Loans or any such Mortgage Loans have been withdrawn from MERS and Assignments of Mortgage are recorded in favor of the Trustee) and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 6.02, 7.03,
8.01 or 8.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation. In addition, in the event any successor Servicer is appointed pursuant to Section 8.02(iii) of this Agreement, such successor Servicer must satisfy the conditions relating to the transfer of servicing set forth in the Trust Agreement.

         The Servicer shall deliver promptly to the successor Servicer the funds in the Custodial Account and Escrow Account and all Mortgage Loan documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

         Upon a successor's acceptance of appointment as such, the Servicer shall notify the Trustee, each Seller (with respect to its related Mortgage Loans) and Master Servicer of such appointment in accordance with the procedures set forth in Section 9.03.

         Section 9.02 Costs.

         Each Seller (with respect to its related Mortgage Loans) shall pay any legal fees and expenses of its attorneys. Costs and expenses incurred in connection with the transfer of the servicing responsibilities, including fees for delivering Servicing Files, shall be paid by each Seller (with respect to its related Mortgage Loans). Subject to Sections 2.02 and 3.01(a), the Depositor shall pay the costs associated with the preparation, delivery and recording of Assignments of Mortgages.

         Section 9.03 Notices.

         All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent by facsimile or mailed by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

        (i) if to each Seller:

         Lehman Capital, A Division of
         Lehman Brothers Holdings Inc.
         101 Hudson Street
         Jersey City, New Jersey 07302
         Attention: Manager, Contract Finance
         Telephone No.:  (201) 524-2000
         Facsimile:  (201) 524-5153

         Lehman Brothers Bank, FSB
         39 West 13th Street, 3rd Floor
         New York, New York  10011
         Attention:  Contract Finance - Leslee Gelber
         Telephone:  (212) 884-6292
         Telecopier:  (212) 884-6450

        (ii) if to the Servicer:

         Aurora Loan Services Inc.
         2530 South Parker Road
         Suite 601
         Aurora, Colorado  80014
         Attention:  Rick Skogg
         Telephone No.:  (303) 632-3000
         Telecopier No.: (303) 632-3001
         with a copy to:

         Aurora Loan Services Inc.
         601 Fifth Avenue
         P.O. Box 1706
         Scottsbluff, Nebraska  69361
         Attention:  Manager, Loan Administration
         Telephone No.:  (308) 635-3500
         Telecopier No.:  (308) 632-4287

         (iii) if to the Master Servicer:

          Aurora Loan Services Inc.
          2530 South Parker Road
          Suite 601
          Aurora, Colorado 80014
          Attention:  E. Todd Whittemore
          Telephone:  (303) 632-3422
          Telecopier:  (303) 632-3123

         (iv) if to the Trustee:

          Wells Fargo Bank Minnesota, N.A.
          11000 Broken Land Parkway
          Columbia, Maryland  21044
          Attention:  Corporate Trust (SASC0 2001-17)

         Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee.

         Section 9.04 Severability Clause.

         Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.

         Section 9.05 No Personal Solicitation.

         From and after the Closing Date, the Servicer hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan (on a targeted basis) for any purposes of prepayment, refinancing or modification of the related Mortgage Loan, provided, however, that this limitation shall not prohibit Servicer from soliciting such Mortgagor for purposes of prepayment, refinance or modification of any loan owned or serviced by Servicer other than a Mortgage Loan. It is understood and agreed that, among other marketing activities, promotions undertaken by Servicer which are directed of the general public at large or which are directed generally to a segment of the then existing customers of Servicer or any of its direct or indirect subsidiaries (including, without limitation, the mailing of promotional materials to Servicer's deposit customers by inserting such materials into customer account statements, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements) shall not constitute solicitation under this section. In the event the Servicer does refinance any Mortgage Loan as a result of a violation of the requirements set forth in this Section 9.05, Servicer hereby agrees to pay to the Trust Fund an amount equal to the difference, if any, between the amount that the Trust Fund would have received if it had sold the Mortgage Loan to a third party, and the proceeds received by the Trust Fund as a result of such refinancing.

         Section 9.06 Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         Section 9.07 Place of Delivery and Governing Law.

         This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by each Seller (with respect to its related Mortgage Loans) in the State of New York and shall be deemed to have been made in the State of New York. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         Section 9.08 Further Agreements.

         Each Seller (with respect to its related Mortgage Loans) and the Servicer agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

         Section 9.09 Intention of the Parties.

         It is the intention of the parties that each Seller (with respect to its related Mortgage Loans) is conveying, and the Servicer is receiving only a contract for servicing the Mortgage

Loans. Accordingly, the parties hereby acknowledge that the Trust Fund remains the sole and absolute owner of the Mortgage Loans and all rights (other than the servicing rights) related thereto.

         Section 9.10 Successors and Assigns; Assignment of Servicing
Agreement.

         This Agreement shall bind and inure to the benefit of and be enforceable by the Servicer, each Seller (with respect to its related Mortgage Loans), the Trustee and the Master Servicer and their respective successors and assigns. This Agreement shall not be assigned, pledged or hypothecated by the Servicer to a third party except in accordance with Section 7.03.

         Section 9.11 Assignment by the Each Seller.

         Each Seller (with respect to its related Mortgage Loans) shall have the right, upon notice to but without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement to the Depositor, which in turn shall assign such rights to the Trustee, and the Trustee then shall succeed to all rights of each Seller (with respect to its related Mortgage Loans) under this Agreement. All references to each Seller (with respect to its related Mortgage Loans) in this Agreement shall be deemed to include its assignee or designee and any subsequent assignee or designee, specifically including the Trustee, except with respect to each Seller's (with respect to its related Mortgage Loans) retained servicing rights pursuant to Section 8.02(iii).

         Section 9.12 Amendment.

         This Agreement may be amended from time to time by the Servicer and each Seller (with respect to its related Mortgage Loans), with (i) the prior written consent of the Trustee and the NIMS Insurer and (ii) the written agreement signed by the Master Servicer, each Seller (with respect to its related Mortgage Loans) and the Servicer; provided that the party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and each Seller (with respect to its related Mortgage Loans) with an Opinion of Counsel that such amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction. Any such amendment shall be deemed not to adversely affect in any material respect any the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction, if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce, qualify or withdraw the then current rating assigned to the Certificates and the NIM Securities (and any Opinion of Counsel requested by the Trustee, the NIMS Insurer, the Master Servicer and each Seller (with respect to its related Mortgage Loans) in connection with any such amendment may rely expressly on such confirmation as the basis therefore).

         Section 9.13 Waivers.

         No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         Section 9.14 Exhibits.

         The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         Section 9.15 General Interpretive Principles.

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

         (c) references herein to "Articles", "Sections", "Subsections", "Paragraphs", and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d) a reference to a Subsection without further reference to a
Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

         (f) the term "include" or "including" shall mean by reason of enumeration.

         Section 9.16 Reproduction of Documents.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         IN WITNESS WHEREOF, the Servicer, each Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.


                                          LEHMAN CAPITAL, A DIVISION OF
                                             LEHMAN BROTHERS HOLDINGS INC.,
                                              as Seller


                                          By: /s/ Joseph J. Kelly
                                             -----------------------------------
                                             Name: Joseph J. Kelly
                                             Title: Authorized Signatory



                                          LEHMAN BROTHERS BANK, FSB,
                                            as Seller



                                          By: /s/ Gary Taylor
                                             -----------------------------------
                                             Name: Gary Taylor
                                             Title: Vice President



                                          AURORA LOAN SERVICES INC.,
                                            as Servicer



                                          By: /s/ Rick W. Skogg
                                             -----------------------------------
                                             Name: Rick W. Skogg
                                             Title: President



                                          AURORA LOAN SERVICES INC.,
                                            as Master Servicer



                                          By: /s/ E. Todd Whittemore
                                             -----------------------------------
                                             Name: E. Todd Whittemore
                                             Title: Exec. Vice President

ACKNOWLEDGED BY:

WELLS FARGO MINNESOTA, NATIONAL ASSOCIATION, as Trustee


   By: /s/ Peter A. Gobell
      -------------------
      Name: Peter A. Gobell
      Title: Assistant Vice President

                                  EXHIBIT A

                            MORTGAGE LOAN SCHEDULE

 BANK MORTGAGE LOANS



      [To be Retained at the Washington, D.C. Office of McKee Nelson LLP]







 LEHMAN CAPITAL MORTGAGE LOANS



      [To be Retained at the Washington, D.C. Office of McKee Nelson LLP]

                                   EXHIBIT B

                      CUSTODIAL ACCOUNT LETTER AGREEMENT


                                                           _______ __, 20__

 To:      ___________________________

    ___________________________

    ___________________________
   (the "Depository")


         As Servicer under the Servicing Agreement, dated as of November 1, 2001 (the "Agreement"), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.03 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for the Master Servicer for Structured Asset Securities Corporation 2001-17." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.



                                                AURORA LOAN SERVICES INC.



                                               By:______________________________
                                               Name:
                                               Title:


         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                               _________________________________
                                               Depository



                                               By:______________________________
                                               Name:
                                               Title:
                                               Date:

                                   EXHIBIT C

                        ESCROW ACCOUNT LETTER AGREEMENT


                                                              _______ __, 20__

 To: ___________________________

 ___________________________

 ___________________________
 (the "Depository")


         As Servicer under the Servicing Agreement, dated as of November 1, 2001 (the "Agreement"), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.05 of the Agreement, to be designated as "Aurora Loan Services Inc., in trust for the Master Servicer for Structured Asset Securities Corporation 2001-17." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.




                                                AURORA LOAN SERVICES INC.



                                                By:____________________________
                                                Name:
                                                Title:


         The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.


                                                _______________________________
                                                Depository



                                                By:_____________________________
                                                Name:
                                                Title:
                                                Date: